UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 16, 2009

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 16, 2009, regarding its financial results for the periods ended June 30, 2009, including consolidated financial statements for the periods ended June 30, 2009, is Attachment I of this Form 8-K.

Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 16, 2009, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed except for the following information in Attachment II, which is furnished but not filed:

•  On Slide 6 (Margin Trends), the data for 1999, 2002, 2004 and 2005.

•  In their entirety, each of Slide 29 (Supplemental EPS Information — Acquisition-Related Activity — 2009), Slide 30 (Supplemental EPS Information — Acquisition-Related Activity — 2008) and Slide 31 (Supplemental EPS Information — Acquisition-Related Activity — 2007).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 16, 2009

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2009 SECOND-QUARTER RESULTS

•      Diluted earnings of $2.32 per share, up 18 percent;

•      Raises full-year 2009 EPS expectations to at least $9.70 from $9.20;

•      Free cash flow of $3.4 billion; cash balance of $12.5 billion;

•      Net income of $3.1 billion, up 12 percent; net margin of 13.3 percent, up 3.0 points;

•      Pre-tax income margin of 18.3 percent, up 4.1 points; largest increase in more than 3 years;

•      Gross profit margin of 45.5 percent, up 2.3 points; up 19 of last 20 quarters;

•      Revenue of $23.3 billion, down 13 percent, or 7 percent adjusting for currency;

•      Software pre-tax margin up 8.3 points; income up 24 percent;

•      Full-year 2009 Software pre-tax income expected to grow at double-digit rate and reach $8 billion;

•      Services pre-tax margin up 4.1 points; income up 23 percent;

•      Services signings up 3 percent; strategic outsourcing signings up 38 percent, both adjusting for currency;

•      17 services deals greater than $100 million;

•      Public sector revenue up 7 percent, adjusting for currency.

ARMONK, N.Y., July 16, 2009 . . . IBM (NYSE: IBM) today announced second-quarter 2009 diluted earnings of $2.32 per share compared with diluted earnings of $1.97 per share in the second quarter of 2008, an increase of 18 percent.

The earnings per share results were the highest for any first, second or third quarter in the company’s history, adjusted for stock splits.

Second-quarter net income was $3.1 billion compared with $2.8 billion in the second quarter of 2008, an increase of 12 percent.  Total revenues for the second quarter of 2009 of $23.3 billion decreased 13 percent (7 percent, adjusting for currency) from the second quarter of 2008.

“As a result of our strategic transformation, we have a very strong business model that is delivering superior earnings, cash and client value,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.

“We have continued our strategic investments in Smarter Planet solutions, business analytics and next generation data centers.  As a result we are optimistic about how IBM is positioned to make the most of current growth opportunities as well as those that emerge as the economy recovers.  We are well ahead of pace for our 2010 roadmap of $10 to $11 per share.”

IBM said it now expects full-year 2009 earnings of at least $9.70 per share compared with its previous expectation of at least $9.20 per share.

The company expects full-year 2009 pre-tax income for its Software segment to grow at a double-digit rate and reach approximately $8 billion.

From a geographic perspective, the Americas’ second-quarter revenues were $9.9 billion, a decrease of 9 percent (7 percent, adjusting for currency) from the 2008 period.  Revenues from Europe/Middle East/Africa were $7.9 billion, down 20 percent (7 percent, adjusting for currency).  Asia-Pacific revenues decreased 7 percent (5 percent, adjusting for currency) to $4.9 billion.  OEM revenues were $537 million, down 24 percent compared with the 2008 second quarter.  Revenues from the company’s growth markets organization decreased 11 percent (up 1 percent, adjusting for currency) and represented 18 percent of geographic revenues.

Total Global Services revenues decreased 12 percent (4 percent, adjusting for currency); pre-tax income increased 23 percent.  Global Technology Services segment revenues decreased 10 percent (2 percent, adjusting for currency) to $9.1 billion.  Global Business Services segment revenues decreased 15 percent (9 percent, adjusting for currency) to $4.3 billion.  IBM signed services contracts totaling $14.0 billion, at actual rates, a decrease of 5 percent (up 3 percent, adjusting for currency), including 17 contracts greater than $100 million.  Signings in Consulting and Systems Integration and in Integrated Technology Services were $6.0 billion, a decrease of 14 percent (7 percent, adjusting for currency).  Total outsourcing signings increased 3 percent (12 percent, adjusting for currency) to $8.0 billion.  The estimated services backlog at June 30 was $132 billion at actual rates compared with $126 billion at March 31, 2009.

Revenues from the Software segment were $5.2 billion, a decrease of 7 percent (flat, adjusting for currency) compared with the second quarter of 2008.  Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.0 billion, a decrease of 2 percent (up 5 percent, adjusting for currency) versus the second quarter of 2008.  Operating systems revenues of $529 million decreased 11 percent (4 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 8 percent year over year.  Revenues from Information Management software, which enables clients to leverage information on demand, decreased 4 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, decreased 2 percent, and revenues from Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, decreased 14 percent. Revenues from Rational software, integrated tools to improve the processes of software development, decreased 2 percent.

Revenues from the Systems and Technology segment totaled $3.9 billion for the quarter, down 26 percent (22 percent, adjusting for currency).  Systems revenues decreased 26 percent (22 percent, adjusting for currency).  Revenues from the converged System p products decreased 13 percent compared with the 2008 period.  Revenues from System z mainframe server products decreased 39 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), decreased 20 percent.  Revenues from the System x servers decreased 22 percent.  Revenues from System Storage decreased 20 percent, and revenues from Retail Store Solutions decreased 41 percent.  Revenues from Microelectronics OEM decreased 23 percent.

Global Financing segment revenues decreased 10 percent (4 percent, adjusting for currency) in the second quarter to $568 million.

The company’s total gross profit margin was 45.5 percent in the 2009 second quarter compared with 43.2 percent in the 2008 second-quarter period, led by improving margins in services and software.

Total expense and other income decreased 19 percent to $6.3 billion compared with the prior-year period.  SG&A expense decreased 19 percent to $5.1 billion.  RD&E expense of $1.4 billion decreased 14 percent compared with the year-ago period.  Intellectual property and custom development income increased to $302 million compared with $285 million a year ago.  Other (income) and expense was income of $28 million compared with income of $24 million from a year ago.  Interest expense decreased to $101 million compared with $145 million in the prior year.

IBM’s tax rate in the second-quarter 2009 was 27.2 percent compared with 27.5 percent in the second quarter of 2008.

The weighted-average number of diluted common shares outstanding in the second-quarter 2009 was 1.34 billion compared with 1.40 billion shares in the same period of 2008.  As of June 30, 2009, there were 1.31 billion basic common shares outstanding.

Debt, including Global Financing, totaled $29.4 billion, compared with $33.9 billion at year-end 2008.  From a management segment view, Global Financing debt decreased $1.6 billion from year-end 2008 to a total of $22.8 billion at June 30, 2009, resulting in a debt-to-equity ratio of 6.9 to 1.  Non-global financing debt totaled $6.6 billion, a decrease of $3.0 billion since year-end 2008, resulting in a debt-to-capitalization ratio of 35.0 percent from 48.7 percent.

IBM ended the second quarter of 2009 with $12.5 billion of cash on hand and generated free cash flow of $3.4 billion, excluding Global Financing receivables.  The company returned $2.4 billion to shareholders through $732 million in dividends and $1.7 billion of share repurchases.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Year-To-Date 2009 Results

Net income for the six months ended June 30, 2009 was $5.4 billion compared with $5.1 billion in the year-ago period, an increase of 6 percent.  Diluted earnings per share were $4.02 compared with $3.61 per diluted share for the 2008 period, an increase of 11 percent.  Revenues for the six-month period totaled $45.0 billion, a decrease of 12 percent (5 percent, adjusting for currency) compared with $51.3 billion for the six months of 2008.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in the economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; breaches of data protection; fluctuations in revenue and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; competitive conditions; the company’s ability to attract and retain key personnel and its reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results –

•      showing non-Global Financing debt-to-capitalization ratio;

•      adjusting for free cash flow;

•      adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/2q09. Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

REVENUE

Global Technology Services	$9,108	$10,100	-9.8%	$17,862	$19,777	-9.7%
Gross margin	34.8%	31.6%		34.3%	31.5%

Global Business Services	4,338	5,107	-15.0%	8,736	10,018	-12.8%
Gross margin	27.2%	25.8%		26.8%	25.4%

Software	5,166	5,574	-7.3%	9,705	10,421	-6.9%
Gross margin	85.9%	84.6%		85.1%	84.3%

Systems and Technology	3,855	5,212	-26.0%	7,083	9,431	-24.9%
Gross margin	37.1%	38.6%		35.7%	37.9%

Global Financing	568	634	-10.5%	1,146	1,266	-9.5%
Gross margin	47.1%	55.3%		46.5%	53.1%

Other	215	193	11.4%	429	409	4.9%
Gross margin	47.4%	5.8%		50.1%	-7.7%

TOTAL REVENUE	23,250	26,820	-13.3%	44,962	51,322	-12.4%

GROSS PROFIT	10,581	11,599	-8.8%	20,012	21,766	-8.1%
Gross margin	45.5%	43.2%		44.5%	42.4%

EXPENSE AND OTHER INCOME

S,G&A	5,115	6,289	-18.7%	10,379	11,909	-12.9%
% of revenue	22.0%	23.4%		23.1%	23.2%

R,D&E	1,434	1,660	-13.6%	2,914	3,229	-9.8%
% of revenue	6.2%	6.2%		6.5%	6.3%

Intellectual property and custom development income	(302)	(285)	6.2%	(570)	(559)	2.0%
Other (income) and expense	(28)	(24)	14.0%	(331)	(149)	121.8%
Interest expense	101	145	-30.7%	237	323	-26.6%

TOTAL EXPENSE AND OTHER INCOME	6,319	7,786	-18.8%	12,628	14,754	-14.4%
% of revenue	27.2%	29.0%		28.1%	28.7%

INCOME BEFORE INCOME TAXES	4,262	3,814	11.8%	7,385	7,012	5.3%
Pre-tax margin	18.3%	14.2%		16.4%	13.7%

Provision for income taxes	1,159	1,049	10.5%	1,986	1,928	3.0%
Effective tax rate	27.2%	27.5%		26.9%	27.5%

NET INCOME	$3,103	$2,765	12.2%	$5,398	$5,084	6.2%
Net margin	13.3%	10.3%		12.0%	9.9%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.32	$1.97 *	17.8%	$4.02	$3.61 *	11.4%
BASIC	$2.34	$2.01 *	16.4%	$4.04	$3.67 *	10.1%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES

OUTSTANDING (M’s):
ASSUMING DILUTION	1,336.9	1,402.1 *		1,343.2	1,406.7 *
BASIC	1,326.1	1,376.2 *		1,335.2	1,385.2 *

*      Restated to reflect the implementation of FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

(Dollars in Millions)	At June 30,	At December 31,
	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$11,678	$12,741
Marketable securities	848	166
Notes and accounts receivable — trade (net of allowances of $241 in 2009 and $226 in 2008)	9,561	10,906
Short-term financing receivables (net of allowances of $400 in 2009 and $351 in 2008)	13,116	15,477
Other accounts receivable (net of allowances of $57 in 2009 and $55 in 2008)	1,179	1,172
Inventories, at lower of average cost or market:
Finished goods	565	524
Work in process and raw materials	2,126	2,176
Total inventories	2,691	2,701
Deferred taxes	1,652	1,542
Prepaid expenses and other current assets	3,709	4,299
Total Current Assets	44,435	49,004

Plant, rental machines, and other property	38,669	38,445
Less: Accumulated depreciation	24,721	24,140
Plant, rental machines, and other property — net	13,948	14,305
Long-term financing receivables (net of allowances of $132 in 2009 and $179 in 2008)	10,197	11,183
Prepaid pension assets	2,182	1,601
Deferred taxes	6,762	7,270
Goodwill	18,737	18,226
Intangible assets — net	2,580	2,878
Investments and sundry assets	4,813	5,058
Total Assets	$103,655	$109,524

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Taxes	$2,259	$2,743
Short-term debt	8,504	11,236
Accounts payable	5,869	7,014
Compensation and benefits	3,901	4,623
Deferred income	10,335	10,239
Other accrued expenses and liabilities	5,562	6,580
Total Current Liabilities	36,430	42,435

Long-term debt	20,868	22,689
Retirement and nonpension postretirement benefit obligations	18,459	19,452
Deferred income	3,283	3,171
Other liabilities	9,141	8,192	*
Total Liabilities	88,182	95,939	*

Equity:
Common stock	39,774	39,129
Retained earnings	74,328	70,353
Treasury stock	(77,679)	(74,171)
Accumulated other comprehensive income/(loss)	(21,043)	(21,845)
Total IBM Corporation stockholders’ equity	15,380	13,465	*
Noncontrolling interests*	94	119	*
Total Stockholders’ Equity	15,473	13,584	*
Total Liabilities and Stockholders’ Equity	$103,655	$109,524

*      Reflects implementation of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.”

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions)	June 30,		June 30,
	2009	2008	2009	2008

Net Cash from Operations	$4,741	$4,251	$9,127	$8,453

Less: Global Financing (GF) Accounts Receivable	430	(628)	3,014	1,769

Net Cash from Operations
(Excluding GF Accounts Receivable)	4,311	4,879	6,113	6,683

Net Capital Expenditures	(864)	(1,169)	(1,624)	(2,380)

Free Cash Flow
(Excluding GF Receivables)	3,447	3,710	4,490	4,303

Acquisitions	(79)	(930)	(100)	(5,891)
Divestitures	0	0	356	29
Share Repurchase	(1,670)	(4,736)	(3,436)	(7,164)
Dividends	(732)	(685)	(1,407)	(1,239)
Non-GF Debt	(266)	395	(2,181)	(1,325)
Other (including GF Accounts Receivable, GF Debt)	(469)	67	1,898	4,988

Change in Cash & Marketable Securities	$231	$(2,180)	$(381)	$(6,299)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2009
(Dollars in millions)	Revenue			Pre-tax	Pre-tax
	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$9,108	$343	$9,451	$1,405	14.9%
Y-T-Y Change	-9.8%	-12.1%	-9.9%	41.3%

Global Business Services	4,338	223	4,562	608	13.3%
Y-T-Y Change	-15.0%	-13.8%	-15.0%	-4.5%

Software	5,166	614	5,780	1,852	32.0%
Y-T-Y Change	-7.3%	-14.6%	-8.2%	24.1%

Systems and Technology	3,855	244	4,098	333	8.1%
Y-T-Y Change	-26.0%	13.1%	-24.5%	-16.7%

Global Financing	568	447	1,014	465	45.8%
Y-T-Y Change	-10.5%	-14.9%	-12.5%	8.6%

TOTAL REPORTABLE SEGMENTS	23,035	1,870	24,905	4,663	18.7%
Y-T-Y Change	-13.5%	-11.3%	-13.3%	18.0%

Eliminations / Other	215	(1,870)	(1,655)	(401)

TOTAL IBM CONSOLIDATED	$23,250	$0	$23,250	$4,262	18.3%
Y-T-Y Change	-13.3%		-13.3%	11.8%

	SECOND-QUARTER 2008
(Dollars in millions)	Revenue			Pre-tax	Pre-tax
	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$10,100	$390	$10,489	$994	9.5%

Global Business Services	5,107	259	5,366	637	11.9%

Software	5,574	719	6,293	1,492	23.7%

Systems and Technology	5,212	215	5,427	400	7.4%

Global Financing	634	525	1,159	428	36.9%

TOTAL REPORTABLE SEGMENTS	26,626	2,108	28,734	3,951	13.8%

Eliminations / Other	193	(2,108)	(1,915)	(138)

TOTAL IBM CONSOLIDATED	$26,820	$0	$26,820	$3,814	14.2%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2009
(Dollars in millions)	Revenue			Pre-tax	Pre-tax
	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$17,862	$685	$18,547	$2,509	13.5%
Y-T-Y Change	-9.7%	-12.0%	-9.8%	26.6%

Global Business Services	8,736	456	9,191	1,130	12.3%
Y-T-Y Change	-12.8%	-11.8%	-12.8%	-7.1%

Software	9,705	1,227	10,933	3,186	29.1%
Y-T-Y Change	-6.9%	-11.5%	-7.4%	15.5%

Systems and Technology	7,083	420	7,503	361	4.8%
Y-T-Y Change	-24.9%	2.3%	-23.8%	-33.7%

Global Financing	1,146	836	1,982	825	41.6%
Y-T-Y Change	-9.5%	-8.2%	-9.0%	1.1%

TOTAL REPORTABLE SEGMENTS	44,533	3,624	48,156	8,011	16.6%
Y-T-Y Change	-12.5%	-9.5%	-12.3%	9.5%

Eliminations / Other	429	(3,624)	(3,195)	(627)

TOTAL IBM CONSOLIDATED	$44,962	$0	$44,962	$7,385	16.4%
Y-T-Y Change	-12.4%		-12.4%	5.3%

	SIX-MONTHS 2008
(Dollars in millions)	Revenue			Pre-tax	Pre-tax
	External	Internal	Total	Income	Margin

SEGMENTS

Global Technology Services	$19,777	$778	$20,555	$1,982	9.6%

Global Business Services	10,018	517	10,535	1,216	11.5%

Software	10,421	1,386	11,807	2,759	23.4%

Systems and Technology	9,431	410	9,841	546	5.5%

Global Financing	1,266	911	2,177	816	37.5%

TOTAL REPORTABLE SEGMENTS	50,913	4,002	54,915	7,319	13.3%

Eliminations / Other	409	(4,002)	(3,593)	(307)

TOTAL IBM CONSOLIDATED	$51,322	$0	$51,322	$7,012	13.7%

Contact:	IBM
Michael Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531

jbuko@us.ibm.com

2Q 2009 Earnings Presentation July 16, 2009 ATTACHMENT II

Forward Looking Statements Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together.

IBM

# 2Q 2009 Highlights

| | | |
|---|---|---|
| Gross Profit Margin | 45.5% | +2.3 pts yr/yr |
| Pre-Tax Margin | 18.3% | +4.1 pts yr/yr |
| EPS | $2.32 | +18% yr/yr |

- Delivering value to clients in tough macro environment
  - Outsourcing signings +12% @CC, strategic outsourcing +38% @CC
  - Key branded middleware revenue +5% @CC
- Accelerating shift to higher value through acquisitions
  - Strong performance from Cognos, Telelogic, ILOG, XIV, Diligent
- Strengthening margin performance through mix to higher value and ongoing focus on productivity
  - Services, Software and Financing deliver 93% of segment pre-tax profit
  - Expect $3.5B savings in 2009 from initiatives
- Continuing investments for future growth
  - Smarter Planet, Business Analytics, Cloud Computing

*Record EPS for a 1st, 2nd, and 3rd quarter**
*Increasing EPS expectations to at least $9.70 in 2009*

* *Adjusted for stock splits*

www.ibm.com/investor

3

Financial Summary 3.0 pts 13.3% Net Income Margin 4.1 pts 18.3% PTI Margin 18% $2.32 EPS 5% 1,336.9 Shares (Diluted) (M) 12% $3.1 Net Income 0.3 pts 27.2% Tax Rate 12% $4.3 Pre-Tax Income 19% $6.3 Expense 2.3 pts 45.5% GP % (7%) @CC (13%) $23.3 Revenue B/(W) Yr/Yr 2Q09 $ in Billions, except EPS Results driven by margin performance

IBM Transformation At least $9.70 in 2009 Objective $10 to $11 in 2010 Divested Revenue: PC, HDD, Printers, Displays, EDI, Interconnectivity Products Revenue Note: EPS has been restated to reflect the adoption of EITF 03-6-1 Business model provides significant operating leverage 0% 5% 10% 15% 20% 25% '00 '01 '02 '03 '04 '05 '06 '07 '08 '09e PTI Margin % $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 EPS PTI Margin % EPS

Financial Trends Late 90s* * 1995-1996 As Reported; 1997-2000 Continuing Operations; not restated for stock-based compensation ** Excludes Special Actions Financial Trends Today Margin Trends Expense to Revenue Gross Margin Expense to Revenue Gross Margin Portfolio shift yields higher margins with continued investment 20% 25% 30% 35% 40% 45% 50% 1995 1996 1997 1998 1999** 2000 20% 25% 30% 35% 40% 45% 50% 2001 2002** 2003 2004** 2005** 2006 2007 2008 1H09

Shifting Business Mix Segment Pre-tax Income ($B) * ** Stock-based compensation expense was not recorded at the segment level * Sum of external segment pre-tax income not equal to IBM pre-tax income ~8 ~8 Increasing profit contribution from Software & Services ~3 Double-digit profit growth in Software & Services 2.7 1.6 1.2 1.6 4.5 7.3 2.8 7.1 0 5 10 15 20 2000** 2008 2009e Software Services Financing Hardware

 (7%) (13%) $23.3 Total IBM (7%) (14%) 4.6 General Business 2Q09 (6%) (13%) $22.7 All Sectors (4%) (11%) 2.3 Communications (11%) (16%) 2.2 Distribution (18%) (23%) 2.4 Industrial 7% Flat 4.0 Public (7%) (14%) $6.5 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial - Rest of World Fin’l - U.S. Led by Public Sector; growth in Education, Healthcare, Government @cc

Revenue by Geography (8%) (13%) Major Markets 1% (11%) Growth Markets (1%) (11%) BRIC Countries (7%) (20%) 7.9 Europe/ME/A (6%) (13%) $22.7 Total Geographies (7%) (13%) $23.3 IBM 2Q09 (5%) (7%) 4.9 Asia Pacific (7%) (9%) $9.9 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac +1% @CC OEM -24% U.S. -8% EMEA Canada/ LA Japan -11% @CC Growth markets 8 points faster than major markets

Revenue and Gross Margin by Segment 45.5% 45.5% 47.1% 37.1% 85.9% 27.2% 34.8% 2Q09 2.3 pts 2.0 pts (8.2 pts) (1.5 pts) 1.2 pts 1.3 pts 3.2 pts B/(W) Yr/Yr Pts Flat (7%) 5.2 Software 2Q09 (7%) (13%) $23.3 Total IBM (7%) (13%) $23.0 Total Segments (4%) (10%) 0.6 Global Financing (22%) (26%) 3.9 Systems & Technology (9%) (15%) 4.3 Global Business Services (2%) (10%) $9.1 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Gross Profit Margin Revenue Margin expansion in 19 of last 20 quarters

Expense and Investment Summary 10 pts 10 pts 12 pts Ops (1 pts) 10 pts 19% $6.3 Total Expense & Other Income 31% 0.1 Interest Expense 14% 0.0 Other (Income)/Expense 6% (0.3) IP and Development Income (1 pts) 4 pts 14% 1.4 RD&E (1 pts) 7 pts 19% $5.1 SG&A Acq.* Currency B/(W) Yr/Yr 2Q09 * Includes Acquisitions made in the last twelve months $ in Billions B/(W) Yr/Yr Drivers Disciplined expense management; investing for future growth

0.8 pts 8.1% (1.5 pts) 37.1% Systems & Technology 8.3 pts 32.0% 1.2 pts 85.9% Software 4.1 pts 5.0 pts 8.9 pts 1.5 pts 5.4 pts B/(W) Yr/Yr Pts 18.3% 18.7% 45.8% 13.3% 14.9% 2Q09 2Q09 2.3 pts 45.5% Total IBM 2.0 pts 45.5% Total Segments (8.2 pts) 47.1% Global Financing 1.3 pts 27.2% Global Business Services 3.2 pts 34.8% Global Technology Services B/(W) Yr/Yr Pts Margins by Segment External Gross Profit Margins Total Pre-Tax Margins Pre-Tax Margin expansion in every segment

@CC Rptd 2Q09 5.4 pts 14.9% PTI Margin 3.2 pts 34.8% Gross Margin (External) (2%) (10%) $9.1 Revenue (External) B/(W) Yr/Yr Services Segments Strategic Outsourcing 35% Global Business Services 32% Integrated Technology Services 16% Maint. 13% BTO 4% $ in Billions Global Technology Services (GTS) Global Business Services (GBS) Strong margin expansion; strategic outsourcing signings +38% @cc 2Q09 Revenues (% of Total Services) (Growth @CC) $ in Billions (1%) Yr/Yr (9%) Yr/Yr (9%) Yr/Yr (3%) Yr/Yr (4%) Yr/Yr 3% (14%) (27%) (8%) @CC 15% 24% (5%) @CC (5%) (19%) (29%) (15%) Yr/Yr 5% 13% (11%) Yr/Yr $14.0 Total Global Services Signings 2Q09 GBS Signings $3.6 Consulting & Systems Integ. 1.3 Application Outsourcing $4.9 Total GBS Signings $9.1 Total GTS Signings 6.7 Outsourcing (SO + BTO) 2Q09 GTS Signings $2.4 Integrated Technology Svcs @CC Rptd 2Q09 1.5 pts 13.3% PTI Margin 1.3 pts 27.2% Gross Margin (External) (9%) (15%) $4.3 Revenue (External) B/(W) Yr/Yr

Software Segment @CC Rptd 2Q09 8.3 pts 32.0% PTI Margin 1.2 pts 85.9% Gross Margin (External) Flat (7%) $5.2 Revenue (External) B/(W) Yr/Yr @CC Rptd Flat 3% 5% 5% (8%) 6% 4% 17% (7%) Total Software (5%) Total Middleware (2%) Key Branded Middleware (2%) Rational (14%) Lotus Yr/Yr 2Q09 Revenue (2%) Tivoli (4%) Information Management 8% WebSphere Family 2Q09 Revenue (% of Total Software) Key Branded Middleware 58% * Operating Systems 10% Other Middleware 22% Other 10% $ in Billions Strength in Branded Middleware * Highest percentage ever in 1st, 2nd, 3rd quarters

Systems & Technology Segment @CC Rptd 2Q09 0.8 pts 8.1% PTI Margin (1.5 pts) 37.1% Gross Margin (External) (22%) (26%) $3.9 Revenue (External) B/(W) Yr/Yr $ in Billions 2Q09 Revenue (% of Total S&TG) Servers 65% Storage 20% Micro OEM 11% RSS Yr/Yr 2Q09 Revenue (22%) (23%) (22%) (36%) (15%) (17%) (8%) (35%) @CC (13%) Converged System p (26%) Total Systems (26%) Total Systems & Technology (23%) Microelectronics OEM (41%) Retail Store Solutions (20%) Storage (22%) System x Servers Rptd (39%) System z Share gains in Converged System p and System x

Cash Flow Analysis $5.9 (3.1) (0.9) 3.7 (0.2) 0.3 5.8 0.2 0.8 (0.6) 1.2 $0.7 B/(W) Yr/Yr ($0.4) $2.4 $0.2 Change in Cash & Marketable Securities 1.9 (2.2) (3.4) (1.4) 0.4 (0.1) 4.5 (1.6) 6.1 3.0 $9.1 YTD 1H09 (0.5) (0.5) Other (includes GF A/R & GF Debt) (0.7) (0.3) Non-GF Debt 3.1 (1.7) Share Repurchases 0.0 (0.7) Dividends 0.0 0.0 Divestitures 0.9 (0.1) Acquisitions (0.3) 3.4 Free Cash Flow (excluding GF Receivables) 0.3 (0.9) Net Capital Expenditures B/(W) Yr/Yr 2Q09 (0.6) 4.3 Net Cash from Operations (excluding GF Receivables) 1.1 0.4 Less: Global Financing Receivables $0.5 $4.7 Net Cash from Operations $ in Billions

6.9 35% 15.5 88.2 29.4 22.8 6.6 58.8 103.7 30.9 60.2 $12.5 June 09 6.8 27% 28.4 92.5 34.2 25.2 9.1 58.3 120.9 35.2 75.8 $9.8 June 08 13.6 Equity 95.9 Total Liabilities 33.9 Total Debt 24.4 Global Financing Debt 9.6 Non-GF Debt 7.0 Global Financing Leverage 49% 62.0 109.5 34.9 61.8 $12.9 Dec. 08 Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets* Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Excluding Cash & Marketable Securities

2Q08 EPS* Revenue Growth @ Actual Gross Margin Expense Productivity Share Repurchases 2Q09 EPS Tax Rate ($0.26) $0.27 $0.22 $0.01 $0.11 EPS Bridge – 2Q08 to 2Q09 * EPS has been restated to reflect the adoption of EITF 03-6-1 $1.97 $2.32

2Q 2009 Summary At least $9.70 in 2009 Objective $10 to $11 in 2010 Divested Revenue: PC, HDD, Printers, Displays, EDI, Interconnectivity Products Revenue Shifting portfolio to higher value spaces Driving productivity and efficiency in our cost structure Investing in skills and capabilities to drive future growth Returning capital to shareholders Significant operating leverage in businesses with improved long-term growth prospects Note: EPS has been restated to reflect the adoption of EITF 03-6-1 Increasing EPS expectations to at least $9.70 in 2009 Well ahead of pace for 2010 roadmap Transformation 0% 5% 10% 15% 20% 25% '00 '01 '02 '03 '04 '05 '06 '07 '08 '09e PTI Margin % $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 EPS PTI Margin % EPS

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Cash Flow (FAS 95) Margin Opportunity Supplemental EPS Information – Acquisition-Related Activity Non-GAAP Supplementary Materials Constant Currency, Cash Flow Non-Recurring and Unique Items, Debt-to-Capital Ratio Reconciliation of Gross Margin and Expense to Revenue Reconciliation of Revenue Growth Reconciliation of Systems & Technology Revenue Growth Reconciliation of Debt-to-Capital Ratio Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

Currency – Year/Year Comparison ~(2-3 pts) 13% (15%) (6%) 3Q09 ~3-4 pts 3% 5% 7% 4Q09 $25.0 (1.7) $23.3 (US$B) 97 0.65 0.73 2Q09 (7%) (7 pts) (13%) Yr/Yr (7 pts) 7% (27%) (15%) Yr/Yr Revenue As Reported Currency Impact Revenue @CC 93 0.61 0.71 7/15 Spot (8 pts) 11% (38%) (15%) Yr/Yr 1Q09 IBM Revenue Impact 93 Yen 0.70 Pound 0.77 Euro Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr @ 7/15 Spot Quarterly Averages per US $

Supplemental Segment Information – 2Q 2009 $132B Backlog Change in Backlog due to Currency $6B Quarter-to-Quarter ($9B) Year-to-Year @CC Yr/Yr Global Services (9%) (15%) Global Business Services (2%) (10%) Global Technology Services (3%) (10%) Maintenance Revenue Growth (4%) (10%) Integrated Tech Services (9%) (17%) Business Transformation Outsourcing (1%) (9%) Strategic Outsourcing (32%) 38% 24% (27%) 12% (5%) (8%) (7%) @CC 3% $8.0 Global Services Outsourcing Signings ($B) (42%) BTO 27% SO 13% 6.7 GTS (SO & BTO) (29%) 1.3 GBS (App. Outsourcing) Yr/Yr 2Q09 Global Services (11%) 2.4 GTS (ITS) (15%) 3.6 GBS (C&SI) (14%) $6.0 Global Services (C&SI / ITS)

Supplemental Segment Information – 2Q 2009 Share GP% @CC Yr/Yr Systems & Technology Group (22%) (23%) (22%) (36%) (15%) (17%) (8%) (35%) = = (26%) Total Systems & Technology (23%) Microelectronics OEM (26%) Total Systems (41%) Retail Store Solutions (20%) System Storage (22%) System x Servers Revenue Growth (13%) Converged System p (39%) System z Revenue Growth Flat (7%) Total Software (14%) (20%) Other Software/Services (4%) (11%) Operating Systems 3% (5%) Total Middleware (4%) (11%) Other Middleware 5% (2%) Key Branded Middleware 5% (2%) Rational (8%) (14%) Lotus @CC Yr/Yr Software 6% (2%) Tivoli 4% (4%) Information Management 17% 8% WebSphere Family

Global Financing Portfolio 2Q09 – $22.7B Net External Receivables 2Q09 1Q09 2Q08 Identified Loss Rate 1.7% 1.7% 1.0% Anticipated Loss Rate 0.6% 0.6% 0.5% Reserve Coverage 2.3% 2.3% 1.5% Client Days Delinquent Outstanding 3.4 3.8 4.6 Commercial A/R > 30 Days $48M $63M $98M 28% 31% 20% 12% 6% 3% 0% 5% 10% 15% 20% 25% 30% 35% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D Investment Grade 59% Non-Investment Grade 41%

Cash Flow (FAS 95) ($1.1) 0.0 (8.3) 0.5 (3.4) (1.4) (4.0) (1.9) (0.5) (0.1) 0.4 (1.6) 9.1 3.0 (2.0) 0.3 2.5 $5.4 YTD 1H09 ($5.4) 0.2 (7.1) 2.7 (7.2) (1.2) (1.4) (6.9) 1.3 (5.9) 0.0 (2.4) 8.5 1.8 (1.5) 0.3 2.8 $5.1 YTD 1H08 ($1.2) 0.0 (4.3) 1.7 (4.7) (0.7) (0.6) (1.1) 1.0 (0.9) 0.0 (1.2) 4.3 (0.6) 0.5 0.2 1.4 $2.8 QTD 2Q08 ($0.6) 0.2 (3.7) 0.3 (1.7) (0.7) (1.6) (1.8) (0.9) (0.1) 0.0 (0.9) 4.7 0.4 (0.2) 0.1 1.2 $3.1 QTD 2Q09 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions

Margin Opportunity S&P 500 Pre-tax Income Margin Tech Universe * * Includes 333 worldwide technology companies with market cap > $1B 30% of companies in Tech Universe have PTI margins in excess of 20% 25% of companies in S&P 500 have PTI margins in excess of 20% IBM 2Q09 FY08 -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50%

Supplemental EPS Information – Acquisition-Related Activity The company is including a view of the impact of certain acquisition-related charges on IBM’s earnings results. Management’s view is that this supplemental information provides additional insight into the company’s ongoing operations and enables a more meaningful comparison to other companies in the technology sector who present similar information

Supplemental EPS Information – Acquisition-Related Activity - 2009 $2.39 $1.77 EPS $3,191 $2,385 Net Income $4,384 $3,247 Pre-Tax Income Non-GAAP $0.07 $0.07 EPS $88 $90 Net Income 0 0 Acquisition-Related Charges 0 0 In Process R&D 122 125 Amortization of Acquired Intangibles $122 $125 Pre-Tax Income Total Adjustments $2.32 $1.70 EPS $3,103 $2,295 Net Income $4,262 $3,122 Pre-Tax Income As Reported 2Q09 1Q09 $ in Millions, except EPS

$9.17 $3.34 $2.11 $2.06 $1.70 EPS $12,731 $4,522 $2,919 $2,890 $2,401 Net Income $17,259 $5,938 $4,029 $3,979 $3,313 Pre-Tax Income Non-GAAP $0.29 $0.07 $0.07 $0.09 $0.06 EPS $397 $95 $95 $125 $82 Net Income 0 0 0 0 0 Acquisition-Related Charges 24 0 0 24 0 In Process R&D 520 130 134 141 115 Amortization of Acquired Intangibles $544 $130 $134 $165 $115 Pre-Tax Income Total Adjustments** $8.89 $3.27 $2.04 $1.97 $1.64 EPS* $12,334 $4,427 $2,824 $2,765 $2,319 Net Income $16,715 $5,808 $3,895 $3,814 $3,198 Pre-Tax Income As Reported FY08 4Q08 3Q08 2Q08 1Q08 $ in Millions, except EPS ** Adjustments do not include items charged to goodwill prior to implementation of FAS 141R in 1Q09 * EPS has been restated to reflect the adoption of EITF 03-6-1 Supplemental EPS Information – Acquisition-Related Activity - 2008

$7.32 $2.82 $1.72 $1.58 $1.25 EPS $10,663 $4,009 $2,425 $2,322 $1,907 Net Income $14,856 $5,576 $3,375 $3,235 $2,673 Pre-Tax Income Non-GAAP $0.17 $0.04 $0.04 $0.04 $0.04 EPS $245 $58 $64 $62 $63 Net Income 0 0 0 0 0 Acquisition-Related Charges 0 0 0 0 0 In Process R&D 367 87 95 93 94 Amortization of Acquired Intangibles $367 $87 $95 $93 $94 Pre-Tax Income Total Adjustments*** $7.15 $2.78 $1.67 $1.54 $1.21 EPS** $10,418 $3,951 $2,361 $2,260 $1,844 Net Income $14,489 $5,489 $3,280 $3,142 $2,579 Pre-Tax Income As Reported FY07* 4Q07 3Q07 2Q07* 1Q07 $ in Millions, except EPS * Includes $81M pre-tax gain ($0.05) associated with printer sale *** Adjustments do not include items charged to goodwill prior to implementation of FAS 141R in 1Q09 ** EPS has been restated to reflect the adoption of EITF 03-6-1 Supplemental EPS Information – Acquisition-Related Activity - 2007

Non-GAAP Supplementary Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and/or earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes presentations of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables. For a financing business, increasing receivables is the basis for growth. Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders.

Non-GAAP Supplementary Materials Non-Recurring and Unique Items Management presents certain financial results excluding the effects of special actions taken in 1999, 2002, 2004 and 2005. Given the unique and/or non-recurring nature of these items, management believes that presenting certain financial information without these items is more representative of the company’s operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations.

Reconciliation of Gross Margin and Expense to Revenue 36.9% - 36.9% 25.5% 0.4 25.9% 2004 36.6% - 36.6% 26.7% 2.7 29.4% 2002 2005 1999 40.1% - 40.1% 26.5% 0.2 26.7% 37.2% (0.2) 37.0% 26.4% (3.5) 22.9% Gross Margin, excluding Special Actions Special Actions Gross Margin, as reported Expense to Revenue, excluding Special Actions Special Actions Expense to Revenue, as reported The above serves to reconcile the Non-GAAP financial information contained in the “Margin Trends” discussion in the company’s earnings presentation. See Slide 33 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

Non-GAAP Supplementary Materials Reconciliation of Revenue Growth @CC As Rptd 29% 11% 1% (11%) 21% 6% (10%) (4%) Public Sector - Education Public Sector – Healthcare Asia Pacific Revenue, other than Japan Japan Revenue 2Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Key Industry Sales Unit” and “Revenue by Geography” discussion regarding revenue growth in certain industries/countries in the company’s earnings presentation. See Slide 32 of this presentation for additional information on the use of these Non-GAAP financial measures.

Non-GAAP Supplementary Materials Reconciliation of Systems & Technology Revenue Growth 17% 2% System Z – Growth Markets @CC As Rptd 2Q09 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Systems & Technology Segment” discussion regarding revenue growth in certain products/markets in the company’s earnings presentation. See Slide 32 of this presentation for additional information on the use of these Non-GAAP financial measures.

Reconciliation of Debt-to-Capital Ratio 42% 69% 1Q09 49% 71% FY08 2Q09 2Q08 35% 65% 27% 55% Non-GF Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion regarding the non-GF debt to capital ratio in the company’s earnings presentation. See Slide 33 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplementary Materials

[LOGO]